UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 2, 2008 (October 2, 2008)
Date of report (Date of earliest event reported)
ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

800 Cabin Hill Drive
Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 837-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (c) On October 2, 2008, Allegheny Energy, Inc. (“AE”) announced that Philip L. Goulding, who serves as the Company’s Senior Vice President and Chief Financial Officer, has resigned from any and all positions with AE, Allegheny Energy Service Corporation (“AESC”) and their affiliates, subsidiaries, successors and assigns (collectively, the “AE Companies”). Mr. Goulding’s resignation is effective as of October 13, 2008, except with respect to his position as Senior Vice President of AESC, from which his resignation is effective as of November 7, 2008. AESC is a wholly owned subsidiary of AE that employs substantially all of AE’s personnel.
     Mr. Goulding will be entitled to the benefits provided under that certain Employment Agreement, dated as of October 3, 2003, between Mr. Goulding and the AE Companies, (as amended, the “Agreement”) that apply in the case of a voluntary resignation. Additionally, pursuant to a letter agreement, dated September 26, 2008, among AE, AESC and Mr. Goulding (the “Letter Agreement”), pursuant to which Mr. Goulding has agreed to remain in his position as Senior Vice President of AESC through November 7, 2008, Mr. Goulding will be entitled to receive an incentive compensation payment for 2008 under AE’s Annual Incentive Plan (the “AIP”) in an amount equal to his target opportunity under the AIP, but pro-rated based upon the period of his employment during 2008 and otherwise adjusted to reflect the extent to which AE meets the performance goals established for 2008 under the AIP.
     (c) On October 2, 2008, AE announced that it has appointed Kirk R. Oliver to serve as its Senior Vice President and Chief Financial Officer, effective October 14, 2008. Mr. Oliver was most recently a senior executive at Hunt Power in Dallas, Texas. Prior to that, he spent eight years at TXU Corp., starting as Treasurer and then serving as Executive Vice President and Chief Financial Officer. His experience also includes 11 years in investment banking with Lehman Brothers in its Global Power & Energy Group and six years with Motorola, Inc.
     Mr. Oliver will receive a base salary of $525,000 per year, and will be eligible to receive annual incentive compensation under the AIP, with a target bonus opportunity of 75% of his base salary and a maximum bonus opportunity of 150% of his base salary, provided that his bonus for 2008 will be prorated to reflect his period of employment for 2008. Additionally, Mr. Oliver will receive a signing bonus of $200,000 and will be entitled to equity grants under AE’s 2008 Long Term Incentive Plan, including (i) 7,667 stock options, which will vest in three equal annual installments from 2010 through 2012 and (ii) 2,471 performance shares, with a performance period of January 1, 2008 through December 31, 2010. Mr. Oliver will be eligible to participate in AE’s Supplemental Executive Retirement Plan, as well as in the other employee benefit and compensation plans maintained by the AE Companies, and will be entitled to benefits under AE’s Executive Severance Plan and Executive Change in Control Severance Plan, in each case as a Tier I participant.
     A copy of the press release announcing both the appointment of Mr. Oliver and Mr. Goulding’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on October 2, 2008.

SIGNATURES
                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: October 2, 2008	By:	/s/ David M. Feinberg
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on October 2, 2008.